Exhibit 10.1

TENDER AGREEMENT

AMENDMENT NO. 1

THIS TENDER AGREEMENT AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of DECEMBER 18, 2020, by and among Ameri Holdings, Inc., a Delaware corporation (“Parent”), Jay Pharma Merger Sub, Inc., a Canada corporation (“Merger Sub”), Jay Pharma Inc., a Canada corporation (“Company”), 1236567 B.C. UNLIMITED LIABILITY COMPANY, a British Columbia unlimited liability corporation (“ExchangeCo”), and Barry Kostiner, and amends, in accordance with Section 10.1 of, that certain Tender Offer Support Agreement and Termination of Amalgamation Agreement (the “Agreement”), dated as of January 10, 2020, by and among Parent, Merger Sub, Company, ExchangeCo and Barry Kostiner. Capitalized terms used but not defined herein have their respective meanings set forth in the Agreement.

1. Amendments. In accordance with the terms and conditions of the Agreement, the Agreement shall be amended as follows, effective as of the date hereof:

a.	The definition of “Exchange Ratio” shall be deleted and replaced in its entirety by the following:

““Exchange Ratio” means the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) the Company Transaction Shares by (b) the Company Outstanding Shares, in which:

(i)	“Company Allocation Percentage” means eighty-four percent (84%).

(ii)	“Company Transaction Shares” means the product determined by multiplying (a) the Post-Closing Parent Shares by (b) the Company Allocation Percentage.

(iii)	“Company Outstanding Shares” means the total number of shares of Company Common Shares outstanding immediately prior to the Effective Time expressed on a fully-diluted basis.

(iv)	“Parent Allocation Percentage” means sixteen percent (16%).

(v)	“Parent Outstanding Shares” means the total number of shares of Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted basis, including, for the avoidance of doubt, any Parent Common Stock issued in connection with the Parent Financing and shares of Parent Common Stock being issued or caused to be issued to Palladium Capital Advisors, LLC pursuant to the engagement letter between the Parent and Palladium Capital Advisors, LLC, in effect as of the Effective Time; provided however, that for purposes of this definition of “Parent Outstanding Shares” Parent’s fully diluted share count shall only take into account two-thirds of the number of shares of Parent Common Stock underlying any outstanding Parent Warrants, but shall include the shares of Parent Common Stock underlying the warrants to purchase up to 646,094 shares of Parent Common Stock pursuant to that certain Common Stock Purchase Warrant, dated as of May 6, 2020, issued by Parent to Alpha Capital.

(vi)	“Post-Closing Parent Shares” means the quotient determined by dividing (a) the Parent Outstanding Shares by (b) the Parent Allocation Percentage.”

b.	Section 2.3(c) of the Agreement shall be deleted and replaced in its entirety by the following:

“(c)	prior to the Closing, Parent covenants and agrees to enter into an agreement (the “Alpha Exchange Agreement”) with Alpha Capital Anstalt (the “Noteholder”), pursuant to which, subject to the consummation of the Offer, that certain Secured Promissory Note (the “Note”), issued by the Company in favor of the Noteholder shall be exchanged for preferred stock of the Resulting Issuer which is convertible into Resulting Issuer Capital Stock (the “Resulting Issuer Preferred Stock”), and which shall have the same rights, including but not limited to anti-dilution and reset rights and maximum beneficial ownership limitations in connection the Resulting Issuer Preferred otherwise deliverable to the Noteholder, and Resulting Issuer Warrants identical to the Resulting Issuer Warrants deliverable to the Noteholder in connection with agreements with the Company with respect to an investment of $3,000,000 in the Company’s Common Shares, Warrants and Pre-Funded Warrants (the “Alpha Investment”), it being understood that any such exchange of securities held by the Noteholder shall be automatic and that the Noteholder shall not be deemed to exercise “control” within the meaning of Rule 144 of the 1933 Act prior to its receipt of Resulting Issuer Capital Stock. The number of shares of Resulting Issuer Preferred Stock that the Noteholder will receive immediately following the Closing by virtue of the exchange contemplated by this Section 2.3(c) and the Alpha Exchange Agreement shall be equal to the number of shares of Resulting Issuer Preferred Stock convertible into Resulting Issuer Capital Stock equal to the product of (i) the Exchange Ratio and (ii) (A) the sum of (1) the amount of the Alpha Investment and (2) the amount of the Bridge Loan Financing (including any accrued and unpaid interest thereon), divided by (B) the per share price derived from (1) $40,000,000 divided by (2) the number of shares of Company Common Shares outstanding immediately prior to the Effective Time, but excluding any shares of Company Common Shares issued or issuable (x) pursuant to this Section 2.3(c), (y) pursuant to (i) that certain the Securities Purchase Agreement, dated as of December 4, 2020, by and between the Company and the Noteholder and the securities contemplated thereby, and (ii) that certain Common Stock Purchase Warrant, dated as of December 4, 2020, by and between the Company and the Noteholder, or (z) in connection with (i) the warrants to purchase up to 7% of the Company Common Shares and (ii) the issuance of Company Common Shares that will be exchanged for 1% of the Resulting Issuer, in each case of clause (z)(i) and clause (z)(ii) above, as pursuant to the terms of the Company Placement Agent Agreement. In any case, for purposes of all calculations of the number shares of Resulting Issuer Preferred Stock issuable to Noteholder upon conversion of the Note, the Note shall be deemed to have not less than 270 days of accrued and unpaid interest thereon;”

c. Section 7.7 of the Agreement shall be deleted and replaced in its entirety by the following:

“7.7 Directors and Officers of the Resulting Issuer

The Parties will take all actions necessary to cause the number of directors of the Resulting Issuer to be a minimum of three (3) to be designated by the Company and to be appointed as of the date of Closing. The composition of the board of directors of the Resulting Issuer shall satisfy all NASDAQ and SEC requirements.”

2. Effect of Amendment. Except as specifically set forth in this Amendment, all of the terms, provisions, representations, warranties, covenants and conditions contained in the Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Agreement, the schedules thereto or any instruments or agreements referred to herein or therein. This Amendment is supplemental to the Agreement and does, and shall be deemed to, form a part of, and shall be construed in connection with and as a part of, the Agreement for any and all purposes.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile or pdf copies of original signatures shall be as effective as originals.

[Signature Pages Follow]

2

IN WITNESS WHEREOF the Parties have executed this Amendment as of the date first written above.

PARENT:

AMERI HOLDINGS, INC.

By:	/s/ Barry Kostiner
Authorized Signing Officer
Print Name: Barry Kostiner

PURCHASER:

JAY PHARMA MERGER SUB, INC.

By:	/s/ Barry Kostiner
Authorized Signing Officer
Print Name: Barry Kostiner

COMPANY:

JAY PHARMA INC.

By:	/s/ Henoch Cohn
Authorized Signing Officer
Print Name: Henoch Cohn

EXCHANGECO:

1236567 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Barry Kostiner
Authorized Signing Officer
Print Name: Barry Kostiner

/s/ Barry Kostiner
BARRY KOSTINER

[Signature Page to Tender Agreement Amendment No. 1]